Exhibit 10.10

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT (the “Amendment”) is entered into this 6th day of September, 2017 (the “Effective Date”) by and among Ronald Keating (the “Executive”) and Evoqua Water Technologies LLC, a Delaware limited liability company (the “Company”, and together with the Executive, collectively, the “Parties” and individually, a “Party”).

RECITALS

WHEREAS, the Executive and the Company are party to that certain Employment Agreement dated September 8, 2014 (the “Employment Agreement”);

WHEREAS, the Parties desire to amend the terms of the Employment Agreement in accordance with the terms and conditions set forth herein; and

WHEREAS, capitalized terms used in this Amendment but not otherwise defined herein have the meanings ascribed to them in the Employment Agreement.

AGREEMENT

NOW, THEREFORE, the Parties agree to amend the Employment Agreement as follows:

1.              Section 3.2(a). Termination by the Company other than for Cause, Death or Disability. The following shall be added as the penultimate sentence of Section 3.2(a):

“The Company shall also reimburse the Executive for outplacement assistance during the 6-month period beginning on the Termination Date, with any such reimbursement to be consistent with Section 2.5 of this Employment Agreement and in no event shall the aggregate reimbursement of outplacement services for the Executive exceed $15,000.”

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date and year first above written.

COMPANY

By:	/s/ Anthony Webster
Name:	Anthony Webster
Title:	CHRO

EXECUTIVE

/s/ Ronald Keating
Ronald Keating

[SIGNATURE PAGE TO AMENDMENT — KEATING]